SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                             [Amendment No.........]

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
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      2)    Form, Schedule or Registration Statement No.:
                                                         -----------------------

      3)    Filing Party:
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      4)    Date Filed:
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

[TFF LOGO]

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                              10 Edison Street East
                           Amityville, New York 11701

              NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

                                  June 24, 1999

To the Stockholders of TECHNOLOGY FLAVORS & FRAGRANCES, INC.:

      NOTICE IS HEREBY GIVEN that the annual and special meeting of stockholders of Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), will be held at the executive corporate offices of Fleet Bank, 330 Broad Hollow Road, Melville, New York 11747, on June 24, 1999, at 10:00 a.m., local time, or any adjournment or postponement thereof, for the following purposes (the "Meeting"), all as more fully described in the attached Proxy
Statement:

      I. To elect five directors to serve for a term of one year and until their respective successors are duly elected and qualified.

      II. To approve the adoption of the Company's 1999 Stock Option Plan, which provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock, par value $.01 per share, to employees, officers, directors and other persons related to the Company .

      III. To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999, and to authorize the Board of Directors to fix their remuneration.

      IV. To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

      Only stockholders of record at the close of business on May 21, 1999 shall be entitled to notice of and to vote at the Meeting. A copy of the Company's Annual Report for the year ended December 31, 1998 is enclosed.

      The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. You are earnestly requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States), whether or not you expect to attend the Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be greatly appreciated.

                                              By Order of the Board of Directors


                                              /s/ Joseph A. Gemmo

                                              Joseph A. Gemmo
                                              Secretary

Amityville, New York
May 27, 1999

--------------------------------------------------------------------------------
                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                     PLEASE ATTEND THE MEETING OR COMPLETE,
              SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY
                    TO THE COMPANY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                              10 Edison Street East
                           Amityville, New York 11701

                     --------------------------------------

                                 Proxy Statement
                                     For The
                   Annual and Special Meeting of Stockholders
                           To Be Held on June 24, 1999

                     --------------------------------------

                                  INTRODUCTION

      This Proxy Statement and the accompanying proxy are being furnished to the stockholders of Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual and Special Meeting of Stockholders to be held at the executive corporate offices of Fleet Bank, 330 Broad Hollow Road, Melville, New York 11747, on June 24, 1999 at 10:00 a.m. (together with any and all adjournments or postponements thereof, the " Meeting"). This Notice of Meeting and Proxy Statement, together with the accompanying proxy and Annual Report to Stockholders of the Company for the year ended December 31, 1998 (including the financial statements contained therein), are first being mailed or delivered to stockholders of the Company on or about May 27, 1999.

      At the Meeting, the holders of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to consider and vote upon (i) the election of five directors to serve for a term of one year and until their respective successors are duly elected and qualified ("Proposal I"); (ii) to approve the adoption of the Company's 1999 Stock Option Plan (the "1999 Option Plan"), which provides for the grant of options to purchase up to 1,000,000 shares of Common Stock ("Proposal II"); (iii) the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999 ("Proposal III"); and (iv) such other proposals as may properly be presented at the Meeting. Only stockholders of record as of the close of business on May 21, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder thereof to one vote on each proposal.

      The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

      Approval of Proposal I requires the affirmative vote of a plurality of the shares of Common Stock, represented in person or by proxy at the Meeting.

      Approval of Proposal II requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting, excluding the votes of holders of Common Stock beneficially owned by insiders of the Company (and their associates) who may receive Common Stock in connection with the 1999 Option Plan.

      Approval of Proposal III requires the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Meeting.

      The enclosed proxy provides that each stockholder may specify that his or her shares be voted "for," "against" or "as abstaining from voting" with respect to each proposal. If the enclosed proxy is properly executed and returned to the Company, then your shares will be voted in accordance with the instructions contained therein. If the enclosed proxy is signed and returned without specific instructions, then your shares will be voted FOR Proposal I, Proposal II and Proposal III and any other proposal to come before the Meeting.

      Proxies marked as "abstaining" will be treated as present for the purpose of determining whether there is a quorum for the Meeting, but will not be counted as voting for or against on any matter as to which such abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Meeting will be treated as present for purposes of determining whether there is a quorum for the Meeting if the broker is given discretion to vote on at least one matter on the agenda.

      A proxy will not be valid unless the completed form of proxy is received by the Company at its principal executive offices located at 10 Edison Street East, Amityville, New York 11701 at least 48 hours (excluding Saturdays, Sundays and holidays) prior to commencement of the Meeting. Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Meeting by: (i) delivering written notice of such revocation to the Company (attention:
Corporate Secretary) prior to the commencement of the Meeting; (ii) submitting a duly executed proxy bearing a later date which relates to the same shares; or
(iii) attending and voting such shares at the Meeting. Mere attendance at the Meeting will not, in and of itself, revoke an otherwise valid proxy.

      A representative of Ernst & Young LLP, independent auditors of the Company, is expected to attend the Meeting and be available to respond to appropriate questions. Such representative will also be given the opportunity, if desired, to make a statement to the stockholders.

      Whether or not you attend the Meeting, your vote is important. Accordingly, you are urged to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Meeting only if the holder is present or represented by proxy.

                       VOTING RIGHTS AND VOTING SECURITIES

Voting at the Meeting

      The Board of Directors has fixed the close of business on May 21, 1999 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. As of May 21, 1999, there were 12,449,623 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each holder of Common Stock on the Record Date will be entitled to one vote per share, either in person or by proxy, on each matter presented at the Meeting. The holders representing a majority of all of the outstanding shares of Common Stock entitled to vote at the Meeting, in person or by proxy, will constitute a quorum at the Meeting. The affirmative vote of holders representing a plurality of the shares of Common Stock in person or by proxy at the Meeting is required to approve Proposal I. The affirmative vote of the holders representing a majority of the shares of Common Stock represented in person or by proxy at the Meeting, excluding the votes of holders of Common Stock beneficially owned by insiders of the Company (and their associates) who may receive Common Stock in connection with the 1999 Option Plan, is required to approve Proposal II. Approval of Proposal III requires the affirmative vote of holders representing a majority of the shares represented in person or by proxy at the Meeting.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of May 21, 1999 regarding the beneficial ownership of Common Stock by (A) each person known by the Company to own beneficially more than five percent of the Common Stock, (B) each director and director nominee of the Company, (C) each of the "Named Executive Officers" (as defined below under the caption "Executive Compensation--Summary Compensation Table"), and (D) all executive officers, directors and director nominees of the Company as a group.

                                                                   Percentage
                                            Number of Shares      Beneficially
Name                                       Beneficially Owned        Owned
----                                       ------------------     ------------

Philip Rosner**(2) ......................    2,175,465(3)           17.5%
A. Gary Frumberg**(2) ...................    1,317,199              10.6%
Richard R. Higgins ......................      929,500               7.5%
Stanley Altschuler ......................    1,065,000(4)            8.2%
Richard E. Cooper .......................      720,000(5)            5.5%
Sean Deson ** (2) .......................       40,000(6)               *
Bruce S. Foerster +(2) ..................       20,000(7)               *
Werner F. Hiller **(2) ..................       30,000(7)               *
Irwin D. Simon **(2) ....................       20,000(7)               *
Ronald J. Dintemann (2) .................      154,111(8)            1.2%
Harvey Farber (2) .......................       41,600(9)               *
Joseph A. Gemmo (2) .....................      120,000(10)              *
All directors, director nominees
and executive officers as a group
 (9 persons) ............................    3,918,375              30.9%

----------

*     Less than 1%.

**    Denotes director and nominee for election as director.

+     Denotes director who is not standing for re-election at the Meeting.

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(2) The business address of each of Messrs. Rosner, Frumberg, Dintemann, Farber and Gemmo is c/o Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701. The business address of Mr. Deson is c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172. The business address of Mr. Foerster is c/o South Beach Capital Markets Advisory Corporation, 4045 Sheridan Avenue, Suite 432, Miami Beach, Florida 33140. The business address of Mr. Hiller is 55 Dugway, Watchung, New Jersey 07060. The business address of Mr. Simon is c/o The Hain Food Group, Inc., 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(3) Includes 36,438 shares of Common Stock owned by Mr. Rosner's wife. Mr. Rosner disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 470,000 shares of Common Stock personally owned by Mr. Altschuler. Also includes 595,000 shares of Common Stock issuable upon the exercise of warrants (the "SGI Warrants") held by Strategic Growth International, Inc. ("SGI"), of which Mr. Altschuler is a 50% stockholder. See "--Note 5." Accordingly, Mr. Altschuler may be deemed to own the 595,000 shares of Common Stock underlying the SGI Warrants, which are currently exercisable. Mr. Altschuler may therefore be deemed to beneficially own an aggregate of 1,065,000 shares of Common Stock. Mr. Altschuler has sole voting and dispositive power over the 470,000 shares of Common Stock which he personally owns. Mr. Altschuler shares dispositive power over the SGI Warrants and, upon the exercise of such warrants, would share voting power over the shares of Common Stock underlying such warrants. See "Executive Compensation--Consulting Agreements."

(5) Includes 125,000 shares of Common Stock personally owned by Mr. Cooper. Also includes 595,000 shares of Common Stock issuable upon the exercise of the SGI Warrants by SGI, of which Mr. Cooper is a 50% stockholder. See "--Note 4." Accordingly, Mr. Cooper may be deemed to own the 595,000 shares of Common Stock underlying the SGI Warrants, which are currently exercisable. Mr. Cooper may therefore be deemed to beneficially own an aggregate of 720,000 shares of Common Stock. Mr. Cooper has sole voting and dispositive power over the 125,000 shares of Common Stock which he personally owns. Mr. Cooper shares dispositive power over the SGI Warrants and, upon exercise of such warrants, would share voting power over the shares of Common Stock underlying such warrants. See "Executive Compensation--Consulting Agreements."

(6) Includes ten-year options to purchase 40,000 shares of Common Stock that have vested. Does not include ten-year options to purchase 160,000 shares of Common Stock that have not yet vested. All of such options were granted to Mr. Deson on June 29, 1998. Such options vest in equal increments over a period of five years from the date of the grant.

(7) Includes ten-year options to purchase 20,000 shares of Common Stock that have vested. Does not include ten-year options to purchase 80,000 shares of Common Stock that have not yet vested. All of such options were granted to each of Messrs. Foerster, Hiller and Simon on June 29, 1998. Such options vest in equal increments over a period of five years from the date of the grant.

(8) Includes ten-year options to purchase 85,000 shares of Common Stock granted to Mr. Dintemann and excludes options to purchase an additional 35,000 shares that have not yet vested. Options to purchase 10,000 shares of Common Stock will vest in each of the years 2000 through 2002 and options to purchase 5,000 shares of Common Stock will vest in 2003.

(9) Includes ten-year options to purchase 27,500 shares of Common Stock granted to Mr. Farber on January 23, 1996 and February 27, 1997 and excludes options to purchase an additional 52,500 shares that have not yet vested. Options to purchase 17,500 shares of Common Stock vest in year 2000, while options to purchase 15,000 shares of Common Stock will vest in each of the years 2001 and 2002, and options to purchase 5,000 shares of Common Stock will vest in 2003.

(10) Represents ten-year options to purchase 120,000 shares of Common Stock granted to Mr. Gemmo and excludes options to purchase an additional 50,000 shares that have not yet vested. Such unvested options vest in equal installments of 15,000 shares in each of years 2000 through 2002, and options to purchase 5,000 shares of Common Stock will vest in 2003.

                        PROPOSAL I: ELECTION OF DIRECTORS

      Directors of the Company are elected annually at the Company's annual meeting of stockholders. Their respective terms of office continue until their successors have been duly elected and qualified in accordance with the Company's By-laws or their earlier resignation. The Company's Board of Directors currently consists of six directors. In May 1999, the Board agreed to decrease the number of members to serve on the Board after the Meeting from six to five. At the Meeting, five directors are to be elected to serve for a term of one year and until their respective successors are duly elected and qualified. All nominees (Messrs. Rosner, Frumberg, Deson, Hiller and Simon ) are currently members of the Board of Directors, and Mr. Foerster will not stand for re-election.

      The designated representatives named in the enclosed proxy intend to vote for the election to the Board of Directors of each of the nominees listed below, unless the proxy is marked to expressly indicate otherwise. Should any of such nominees be unable or unwilling to accept such election (which the Board of Directors does not anticipate), then the designated representatives named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

      Approval of Proposal I to elect five directors requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. The Board of Directors recommends that stockholders vote FOR each of the five nominees listed below.

Information Concerning Director Nominees and Executive Officers

      The following table sets forth information regarding the directors, the director nominees and the executive officers of the Company as of May 25, 1999. Mr. Bruce S. Foerster, who was elected as a director in June 1998, will not stand for re-election.

           Name                 Age                  Positions with the Company
-----------------------------  -----     --------------------------------------------------
Philip Rosner(1)(2)..........   63       Chairman of the Board of Directors and President
A. Gary Frumberg(1)(2).......   65       Director and Executive Vice President
Joseph A. Gemmo..............   53       Vice President, Chief Financial Officer, Secretary
                                              and Treasurer
Harvey Farber................   58       Senior Vice President--Flavor Division
Ronald J. Dintemann..........   55       Vice President--Operations
Sean Deson(1)(2).............   35       Director
Bruce S. Foerster(3).........   58       Director
Werner F. Hiller(1)(2).......   62       Director
Irwin D. Simon(1)(2).........   39       Director

----------

(1)   Indicates director nominee.

(2) Indicates current member of the Board of Directors standing for re-election.

(3) Indicates current member of the Board of Directors not standing for re-election.

      The business experience of each of the persons listed above for at least the last five years is as follows:

      Philip Rosner has been the Chairman of the Board of Directors and President of the Company since 1989. Mr. Rosner has been engaged in the flavor and fragrance industry for over forty-five years. Prior to 1989, Mr. Rosner was President of Globe Extracts, Inc., and for fifteen years before that, was President of Felton Worldwide, Inc., both of which produced and marketed flavors and fragrances.

      A. Gary Frumberg has been a Director and an Executive Vice President of the Company since 1989. Prior to 1989, Mr. Frumberg served as Vice President--International Sales of Felton Worldwide, Inc.

      Joseph A. Gemmo has been Vice President and Chief Financial Officer of the Company since August 1996 and Secretary since June 1998. From January 1994 to April 1996, Mr. Gemmo was the Chief Financial Officer of Bio- Botanica, Inc., a developer and manufacturer of herbal extracts. From 1989 to 1994, Mr. Gemmo was the Chief Financial Officer of General Aerospace Materials Corp.

      Harvey Farber has been Senior Vice President--Flavor Division of the Company since October 1997. From October 1995 through October 1997, Mr. Farber was Senior Vice President--Flavor Development of the Company. Before Mr. Farber joined the Company, he was the Vice President--Flavor Development at J. Manheimer Inc. for twelve years.

      Ronald J. Dintemann has been Vice President--Operations of the Company since May 1989 after serving as Vice President--Operations of Globe Extracts, Inc. for two years.

      Sean Deson has been a director of the Company since June 1998. Mr. Deson is currently a Senior Vice President of the Investment Banking Division of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Mr. Deson has served in various capacities at DLJ since 1990, primarily as an advisor, financier and investor. Mr. Deson also serves as a member of the Board of Directors of SpecChem International Holdings, L.L.C., an international specialty chemicals producer, and Versity.com, an internet community company.

      Bruce S. Foerster has been a director of the Company since June 1998. Mr. Foerster is currently the President of South Beach Capital Markets Advisory Corporation, which he founded in January 1995 and which offers advice in capital markets and corporate finance issues. From June 1992 to December 1994, Mr. Foerster was a Managing Director in Equity Syndicate at Lehman Brothers and has over twenty-six years of investment banking experience. Mr. Foerster is also a director of Aurora Capital, Inc. On March 31, 1999, Mr. Foerster joined South Beach Capital Markets Incorporated, a Miami, Florida investment bank, as a founder and principal.

      Werner F. Hiller has been a director of the Company since June 1998. Since 1996, Mr. Hiller has been a consultant to GS Companies ("ConAgra") and previously served as the President of General Spice Companies, a division of ConAgra, from 1990 to 1996. From 1965 to 1990, Mr. Hiller was the founder, co-owner and Executive Vice President and Treasurer of General Spice Companies.

      Irwin D. Simon has been a director of the Company since June 1998. Mr. Simon has been the President and Chief Executive Officer of The Hain Food Group, Inc., a natural and specialty foods company listed on Nasdaq, since 1993. Prior to 1993, Mr. Simon spent fifteen years in various sales and marketing positions, including Vice President of Marketing of Slim-Fast Foods Company, and Eastern Regional Director of Haagen-Dazs Shops, a division of Grand Metropolitan, PLC.

      All directors of the Company serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under their contracts of employment. There are no family relationships among the directors and executive officers of the Company. See "--Director Compensation" and "Executive Compensation."

Meetings of the Board of Directors and Committees

      The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending meetings of the Board of Directors but also through personal meetings and other communications, including telephone contact with management and others regarding matters of interest and concern to the Company.

      During 1998, the Company's Board of Directors held four meetings and acted by unanimous written consent four times. Each director attended at least 75% of the Board meetings and committee meetings held during 1998.

      Mr. Bruce S. Foerster, who was elected as a director in June 1998, will not stand for re-election. In May 1999, the Board agreed to decrease the number of members to serve on the Board after the Meeting from six to five.

Board Committees

      The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The members of these Committees are appointed by the Board of Directors.

      Executive Committee. The Executive Committee of the Board of Directors may exercise, except when the Board of Directors is in session and to the extent permitted by the General Corporation Law of the State of Delaware, all of the powers of the Board of Directors in the management of the affairs of the Company. The Executive Committee did not meet in 1998. The current members of the Executive Committee are Messrs. Rosner, Deson, Foerster and Hiller.

      Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee met twice in 1999 in connection with matters relating to the Company's audited financial statements for the year ended December 31, 1998. The members of the Audit Committee in 1998 were Messrs. Deson and Foerster. A new Audit Committee will be elected by the Board of Directors after the Meeting.

      Compensation Committee. The Compensation Committee recommends to the Board of Directors compensation of the Company's executive officers and other key personnel, reviews new or existing employee compensation programs and periodically reviews management perquisites and other benefits. The Compensation Committee met once in 1999. The current members of the Compensation Committee are Messrs. Hiller and Simon.

      The Company has not established a nominating committee and/or a corporate governance committee as recommended by the TSE Report (as defined herein), however, the Company believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors due to its relatively small size, or by the Audit Committee, which is composed substantially of "unrelated directors." See "--Statement of Corporate Governance Practices."

Director Compensation

      Each outside director of the Company is entitled to a $10,000 annual fee, plus $500 for each formal meeting attended. Alternatively, an outside director may, at his option and in lieu of such cash remuneration, elect to receive a non-qualified stock option grant for such earned fees. In addition, directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. The Company's outside directors currently are Messrs. Deson, Foerster, Hiller and Simon.

      In connection with the election by the Company's stockholders on June 29, 1998 of Messrs. Foerster, Hiller and Simon to serve as directors of the Company, each was granted non-qualified stock options to purchase 100,000 shares of Common Stock. Mr. Deson, upon his election to serve as a director of the Company, was granted non-qualified stock options to purchase 200,000 shares of Common Stock. All of such options have an exercise price of $.9687 per share, the market price of the Common Stock on the OTC Bulletin Board (the "Bulletin Board") on the date of the grant. These options have a term of ten years and vest in equal increments over a period of five years from the date of the grant. All of such options are included as part of either the Company's 1993 or 1996 Option Plans.

Statement of Corporate Governance Practices

      The Company's Common Stock is listed on the Toronto Stock Exchange (the "TSE"). The by-laws of the TSE require listed companies to disclose their approach to corporate governance on an annual basis and within the context of certain guidelines proposed in the December 1994 report issued by The Toronto Stock Exchange Committee on Corporate Governance in Canada (the "TSE Report"). The report focuses on the importance of each company addressing the governance issue in its own context and the receipt by the company's stockholders of an explanation for each company's approach to governance. There is no requirement for the Company to comply with the guidelines in the TSE Report, and the report itself recognizes that each company should have the flexibility to develop its own approach to corporate governance.

      Of particular significance is the fact that the Company is organized under the laws of the State of Delaware, and therefore is subject to that State's laws and principles of corporate governance. The Company is of the opinion that its approach to corporate governance is in compliance with Delaware law and the principles of the TSE Report.

Unrelated Directors

      Much of the discussion in the TSE Report focuses on the composition of a company's board of directors and, in particular, the number of "unrelated directors." In the TSE Report, an "unrelated director" is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with that director's ability to act with a view to the best interests of the company, other than an interest arising from such director's status as a stockholder. The TSE Report also focuses on the importance of having an appropriate portion of the board of directors which is free from any interest or relationship with a "significant shareholder" of the company (i.e., a shareholder controlling more than 50% of a company's common stock). The Company does not have a "significant stockholder" within the meaning of the TSE Report.

      The Company believes that four of its six directors (i.e., Messrs. Deson, Foerster, Hiller and Simon) and three of its director nominees (Messrs. Deson, Hiller and Simon) are "unrelated" within the meaning of the TSE Report.

      The Board of Directors has no formal policy setting out which specific matters must be brought by the President and management to the Board of Directors for approval, although generally all material transactions are presented by management for approval by the Board of Directors.

Response to Stockholders

      Management is available to stockholders to respond to questions and concerns on a prompt basis. The Board of Directors believes that the Company is generally responsive to the inquiries of stockholders and others interested in the Company.

Expectations of Management

      The Board of Directors works closely with members of management. The Board's access to information relating to the operations of the Company, through membership on the Board of several key members of management and, as necessary, attendance by other members of management at the request of the Board, are important elements to the effective and informed functioning of the Board of Directors.

      The Board of Directors expects the Company's management to take the initiative in identifying opportunities and risks affecting the Company's business and to finding means to deal with such opportunities and risks for the benefit of the Company.

Advisory Committee

      In June 1998, the Company established an Advisory Committee (the "Committee") composed of three individuals with expertise in corporate finance and the flavor and fragrance industry, including product development, sales and regulatory affairs. Members of the Committee met with management and key employees of the Company on an ad hoc basis during 1998. Committee members assisted the Company in matters of corporate finance and in identifying product development, sales and potential acquisition opportunities, reviewing with management the progress of the Company's specific projects and recruiting and evaluating the Company's staff.

      In connection with their services as members of the Committee, the Company granted to each Committee member options to purchase 100,000 shares of Common Stock at an exercise price of $.9687 per share, the market price of the Common Stock on the Bulletin Board on the date of the grant. In February 1999, the Committee dissolved. The stock options granted to the members of the Advisory Committee, all of which are unvested, will expire on May 28, 1999.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such Common Stock. Such Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from Reporting Persons, and without conducting any independent investigation of its own, in 1998, all Forms 3,4 and 5 were timely filed with the Commission and each exchange on which the Common Stock is traded, except as hereinafter set forth. Each of Messrs. Deson, Foerster, Hiller and Simon failed to timely file reports on Form 3 upon becoming directors of the Company, and did not timely report one transaction on each of such reports on Form 3. In addition, Mr. Hiller failed to timely report one transaction on Form 4.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following summary compensation table sets forth the aggregate compensation paid to or earned by the Company's Chairman of the Board of Directors and President and the four most highly compensated executive officers of the Company (other than the Chairman of the Board and President) whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1998 (the "Named Executive Officers")

                                                                                   Long-Term Compensation
                                                                               -------------------------------
                                                                                 Awards            Payouts
                                                   Annual           Annual     -----------     ---------------
                                                Compensation    Compensation   Securities
                                                ------------    ------------   Underlying         All Other
Name and Principal Position            Year        Salary           Bonus      Option/SARs     Compensation(1)
---------------------------            ----        ------           -----      -----------     ---------------
Philip Rosner ......................   1998      $225,930          $ --               --         $ 16,072
    Chairman of the Board and          1997       225,962            --               --           16,820
    President                          1996       235,000            --          100,000(2)        17,216

A. Gary Frumberg ...................   1998       207,692            --               --           15,820
    Director and Executive Vice        1997       192,308            --               --           17,761
    President                          1996       199,903            --          100,000(2)        17,010

Harvey Farber ......................   1998       172,415            --               --           11,359
    Senior Vice President-Flavor       1997       163,461            --           75,000(3)        10,436
    Division                           1996       161,509            --           10,000            8,429

Ronald J. Dintemann ................   1998       140,192            --               --           15,010
    Vice President--Operations         1997       129,808            --           25,000(4)        15,500
                                       1996       134,085            --           75,000(5)        22,580

Joseph A. Gemmo ....................   1998       135,000            --               --            8,576
    Vice President and Chief           1997       116,346            --          150,000(6)         8,492
    Financial Officer, Secretary       1996        43,125            --               --            2,930
    and Treasurer

----------

(1) Represents Company reimbursed automobile expenses of such executive, including business usage.

(2) Represents stock options granted in April 1994 under the Company's 1993 Stock Option Plan. The exercise prices of the options were reduced in October 1995 by the Board of Directors and approved by the Company's stockholders in October 1996. Such options expired unexercised on April 7, 1999. See "-1993 Stock Option Plan."

(3) Includes (a) 25,000 shares of Common stock granted to Mr. Farber as additional compensation pursuant to his amended employment agreement, and
      (b) 50,000 shares of Common Stock issuable to Mr. Farber pursuant to stock options granted under the Company's 1996 Stock Option Plan. See "-Employment Agreements."

(4) Represents 25,000 shares of Common Stock issuable to Mr. Dintemann pursuant to stock options granted under the Company's 1996 Stock Option Plan.

(5) Represents stock options granted in April 1994 under the Company's 1993 Stock Option Plan. The exercise price of such options was reduced in October 1995 by the Board of Directors and approved by the Company's stockholders in October 1996. See "-1993 Stock Option Plan."

(6) Represents 150,000 shares of Common Stock issuable to Mr. Gemmo pursuant to stock options granted in August 1996 under the 1996 Stock Option Plan. Of such options, options to purchase 100,000 shares were repriced from $2.0625 to $1.31 on December 1, 1997, the current market price at the time of repricing.

Option Grants in 1998

      The Board of Directors of the Company did not grant any stock options to any of the Named Executive Officers during the year ended December 31, 1998.

Aggregate Option Exercises in 1998 and 1998 Year End Option Values

      The following table provides certain information concerning each exercise of stock options during the year ended December 31, 1998 by each of the Named Executive Officers and the year-end value of unexercised options. The stock options listed below were granted without tandem stock appreciation rights. The Company has no freestanding stock appreciation rights outstanding.

                            Number of                        Number of Unexercised         Value of Unexercised
                             Shares                                Options at             In-the-Money Options at
                           Acquired on          Value          December 31, 1998           December 31, 1998 ($)
Name                         Exercise         Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable(1)
----                       -----------        ------------  -------------------------   ----------------------------

Philip Rosner ...........       --               --              100,000/0                      $--/--

A. Gary Frumberg ........       --               --              100,000/0                       --/--

Harvey Farber ...........       --               --            27,500/32,500                     --/--

Ronald J. Dintemann .....       --               --            80,000/20,000                     --/--

Joseph A. Gemmo .........       --               --           120,000/30,000                     --/--

(1) Value of unexercised "in-the-money" options is equal to the difference between the closing price per share of the Common Stock on the TSE at December 31, 1998 (U.S. $0.40) and the option price per share multiplied by the number of shares subject to options. No options were "in-the-money" at December 31, 1998.

Employment Agreements

      In October 1995, the Company entered into a five-year employment agreement with Mr. Rosner which provides that he will serve as the President of the Company. The agreement provides for an annual base salary (adjustable in accordance with the Consumer Price Index) of $235,000. Effective January 1998, Mr. Rosner's annual base salary was increased by the Company to $244,400 per year. During May 1998, Mr. Rosner voluntarily reduced his annual salary from $244,400 to $200,000 for the remainder of 1998. The agreement contains, among other things, customary termination and confidentiality provisions. See "Certain Relationships and Related Transactions - Transactions with Directors and Executive Officers."

      In October 1995, the Company entered into a five-year employment agreement with Mr. Frumberg which provides that he will serve as an Executive Vice President of the Company. The agreement provides for an annual base salary (adjustable in accordance with the Consumer Price Index ) of $200,000. Effective January 1998, Mr. Frumberg's annual base salary was increased by the Company to $208,000. The agreement contains, among other things, customary termination and confidentiality provisions. See "Certain Relationships and Related Transactions
- Transactions with Directors and Executive Officers."

      In October 1995, the Company entered into a three-year employment agreement with Mr. Farber to serve as the Senior Vice President--Flavor Division of the Company. Pursuant to his employment agreement, Mr. Farber is entitled to receive an annual base salary of $160,000. In addition, the employment agreement provides that Mr. Farber may receive an annual bonus, payable at the sole discretion of the Company. In December 1997, the employment agreement was amended to provide that Mr. Farber will receive an annual base salary of $176,800 commencing January 1998 for the balance of the term of the agreement. Pursuant to such amendment, in 1997 the Company issued to Mr. Farber 25,000 shares of Common Stock as additional compensation. Mr. Farber's employment agreement contains, among other things, customary termination and confidentiality provisions. Mr. Farber's employment agreement expired in October 1998 and was not renewed, although Mr. Farber continues to be employed by the Company in the same position and on substantially the same terms.

      In January 1996, the Company entered into a five-year employment agreement with Ronald J. Dintemann to serve as Vice President--Operations of the Company. Pursuant to his employment agreement, Mr. Dintemann is entitled to receive an annual base salary (adjustable in accordance with the Consumer Price Index) of $135,000. Effective January 1998, Mr. Dintemann's annual base salary was increased by the Company to $140,400. Mr. Dintemann's employment agreement contains, among other things, customary termination and confidentiality provisions.

      On August 2, 1996, the Company entered into a three-year employment agreement with Joseph A. Gemmo to serve as the Company's Vice President and Chief Financial Officer, effective August 19, 1996. Pursuant to his employment agreement, Mr. Gemmo is entitled to receive an annual base salary of $115,000. Effective August 1997, Mr. Gemmo's annual base salary was increased by the Company to $130,000. Effective January 1998, Mr. Gemmo's annual base salary was increased by the Company to $135,200. In addition, pursuant to his employment agreement, Mr. Gemmo received options to purchase 100,000 shares of Common Stock on August 2, 1996. Mr. Gemmo's employment agreement also provides that Mr. Gemmo may receive an annual bonus, payable at the sole discretion of the Company. On December 1, 1997, the Company's Board of Directors authorized the Company to reprice the options granted to Mr. Gemmo on August 2, 1996 to purchase 100,000 shares of Common Stock from $2.0625 to $1.31 per share, the market price of the Common Stock at the time of repricing, and to pay Mr. Gemmo a minimum cash bonus of $50,000 in the event the Company undergoes a "change of control."

1993 Stock Option Plan

      In November 1993, the Company adopted, and the stockholders approved, the 1993 Stock Option Plan (the "1993 Option Plan") pursuant to which the Company may grant options to its employees to purchase up to 500,000 shares of Common Stock. The options granted under the 1993 Option Plan may be exercised during the ten-year period after they are granted, at an exercise price equal to the mean between the high and low selling prices of the Common Stock on the TSE on the date of grant. Options granted to any person who beneficially owns ten percent (10%) or more of the Common Stock may not be exercised after the fifth anniversary of the date of the grant and must be granted at an exercise price equal to 110% of the market price at the date of the grant.

      On May 19, 1999, the Company's Board of Directors terminated the 1993 Option Plan. There are no more options available for grant under the 1993 Option Plan. Termination of the 1993 Option Plan will not affect options that were granted prior to the termination date.

1996 Stock Option Plan

      In 1996, the Company's then existing Board of Directors adopted, and the stockholders approved, the 1996 Stock Option Plan (the "1996 Option Plan"). Under the 1996 Option Plan, the maximum number of shares of Common Stock that may be subject to options may not exceed an aggregate of 1,000,000 shares. This number may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of incentive options under the 1996 Option Plan. Directors who are not employees or officers are not eligible to receive incentive stock options, but may receive non-qualified options. Options may also be granted to other persons, provided that such options shall be non-qualified options. In the event of incentive options, the aggregate fair market value of the Common Stock with respect to which such options become first exercisable by the holder during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent an option that otherwise would be an incentive option exceeds this $100,000 threshold, it will be treated as a non-qualified option.

      In the case of an incentive option, the exercise price cannot be less than the fair market value (as defined in the 1996 Option Plan) of the Common Stock on the date the option is granted and, if an optionee is a stockholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of incentive options may not be less than 110% of the fair market value of the Common Stock. The term of an option cannot exceed ten years and, in the case of an optionee who owns 10% or more of the outstanding Common Stock, cannot exceed five years.

      The 1996 Option Plan will terminate automatically and no options may be granted more than ten years after the date the 1996 Option Plan was approved by the Board of Directors. The 1996 Option Plan may be terminated at any prior time by the Board of Directors. Termination of the 1996 Option Plan will not affect options that were granted prior to the termination date.

      As of May 21, 1999, options to purchase an aggregate of 425,000 and 837,500 shares of Common Stock were outstanding under the 1993 and 1996 Option Plans, respectively.

Consulting Agreements

      In December 1998, the Company entered into a one-year consulting agreement with IC Holdings III, LLC ("ICH") to provide investor relations services. Under this agreement, the Company agreed to pay ICH a retainer fee of $5,000 per month plus reasonable expenses and granted to ICH stock options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. The market price of the Common Stock on the TSE on the date of the grant was $0.50 per share. Under the stock option agreement entered into by the Company and ICH in connection with the grant of such options, options to purchase 5,000 shares were exercisable immediately on the date of the grant, and options to purchase the remaining 25,000 shares become exercisable in equal monthly amounts over the period of the agreement. The options expire in 2003.

      In October 1995, the Company entered into a one-year consulting agreement with Strategic Growth International, Inc. ("SGI"), pursuant to which SGI, on behalf of the Company, agreed to (i) arrange and conduct meetings with the professional investment community and investor groups, (ii) develop and implement a comprehensive investor relations program, and (iii) provide professional staff services to assist the Company in carrying out its programs and objectives (the "SGI Agreement"). Stanley Altschuler and Richard E. Cooper, may be deemed to be beneficial owners of 8.2% and 5.5% of the Company's Common Stock, respectively, and are each 50% stockholders of SGI. Under the SGI Agreement, the Company paid SGI a retainer fee of $8,000 per month plus reasonable expenses and issued to SGI warrants (the "SGI Warrants") to purchase an aggregate of 600,000 shares of Common Stock at an initial exercise price of $0.56, the market price of the Common Stock on the TSE on the date of issuance, subject to adjustment in certain circumstances pursuant to the terms and conditions set forth in that certain Warrant Agreement dated October 25, 1995, as amended (the "Warrant Agreement"). The Warrant Agreement expires on October 24, 2000. See "Voting Rights and Voting Securities--Security Ownership of Certain Beneficial Owners and Management."

      In October 1996, the consulting agreement expired by its terms. The Company continued to engage SGI for its services under the Consulting Agreement pursuant to its terms on a month to month basis up until October 1997, at which time the arrangement was terminated by the Company. In February 1998, SGI commenced an action against the Company in the Supreme Court of the State of New York, County of Nassau, seeking damages for the Company's alleged failure to perform its obligations under the SGI Agreement. SGI sought damages in the amount of $124,950. On October 26, 1998, SGI and the Company entered into a settlement agreement for the full amount of the claim, based upon the extent to which SGI exercises the SGI Warrants issued to SGI in connection with its engagement by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Principal Stockholders

      None

Transactions with Directors and Executive Officers

      The following table sets forth certain information regarding loans made by the Company to its directors and executive officers which were outstanding as of December 31, 1998 (collectively, the "Loans"). On March 15, 1999, the Loans were amended to change the maturity date from December 31, 1999 to March 15, 2002. As of May 17, 1999, the aggregate indebtedness owed to the Company pursuant to the Loans was $277,928, including accrued interest thereon. The Loans are secured by a portion of the shares of the Company's Common Stock owned by Messrs. Rosner and Frumberg, and bear interest at a bank's prime rate and are due in installments of principal and interest through March 15, 2002.

                       Table of Indebtedness of Directors
                      and Executive Officers of the Company

                                                                Amount
                                                            Outstanding as of         Amount
                                           Involvement of     December 31,       Outstanding as of
      Name and Principal Position             Issuer            1998(1)            May 17,1999(1)
      ---------------------------             ------            -------            --------------
Philip Rosner, Chairman of the
     Board and President ............        Lender          $191,976              $197,810
A. Gary Frumberg, Director and
     Executive Vice President .......        Lender          $ 77,756              $ 80,118

(1)   Includes accrued interest.

      PROPOSAL II: TO APPROVE THE ADOPTION OF THE 1999 STOCK OPTION PLAN

General

      Subject to the approval of the Company's stockholders, on May 19, 1999 the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "1999 Option Plan"). The 1999 Option Plan is intended to help the Company attract, retain and motivate key employees (including officers and directors) and other persons related to the Company.

      The 1999 Option Plan provides for the grant of options ("Options") to purchase Common Stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not so qualify ("Non-Qualified Options").

Background of Stockholder Approval Requirement

      Stockholder approval of the 1999 Option Plan is required for options granted under the plan to qualify as Incentive Options under Section 422 of the Code. For this purpose, stockholders must approve a plan that designates the aggregate number of shares which may be issued under the plan and the class of employees eligible to receive options under the plan. Stockholder approval must be obtained within twelve months after adoption of the plan by the Board of Directors.

      Section 162(m) of the Code disallows a tax deduction for compensation in excess of $1 million that is paid to certain employees of a corporation whose common stock is subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, this limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, in order for grants under the 1999 Option Plan to satisfy the requirements to be "qualified performance-based compensation," it is necessary to obtain stockholder approval of the class of employees eligible to receive grants under the 1999 Option Plan, the business criteria to be used in making such grants, the maximum number of shares with respect to which grants can be made to any one employee under the 1999 Option Plan and the exercise price of any Options. Another requirement for "qualified performance-based compensation" is that grants under the plan be made by a compensation committee consisting solely of two or more "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3).

      The following description of the 1999 Option Plan summarizes the principal features of the 1999 Option Plan and sets forth those matters as to which stockholder approval is required as described above.

      Any such options that are granted will not satisfy the "qualified performance-based compensation" exception to Section 162(m) absent stockholder approval of the business criteria to be used in making such grants.

Description of the 1999 Option Plan

      The following is a summary of the principal features of the 1999 Option Plan. This summary is qualified in its entirety by reference to the specific provisions of the plan, the full text of which is set forth in Exhibit A to this Proxy Statement.

Administration of the 1999 Option Plan

      The 1999 Option Plan will be administered by the Board of Directors or by a committee (the "Committee") which is appointed by the Board of Directors. The Company's Board of Directors or the Committee is authorized to interpret the 1999 Option Plan, adopt and amend rules and regulations relating to the 1999 Option Plan, and determine the recipients form and terms of Options granted under the 1999 Option Plan. All Options must be evidenced by a written agreement.

Shares Available

      Under the 1999 Option Plan, the maximum number of shares of Common Stock available for grant may not exceed an aggregate of 1,000,000 shares. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization.

Eligibility

      Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of Incentive Options under the 1999 Option Plan. Directors who are not employees or officers are not eligible to receive Incentive Options. Options may also be granted to other persons, provided that such options will be Non-Qualified Options. In the event of Incentive Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

Exercise Price of Options

      The Company will receive no monetary consideration for the grant of Options under the 1999 Option Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value (as defined in the 1999 Option
Plan) of the shares on the date the Option is granted, and if an optionee is a stockholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of Incentive Options cannot be less than 110% of such fair market value. The exercise price of Non-Qualified Options shall be determined by the Company's Board of Directors or the Committee. The exercise price of Options may be adjusted in certain events, such as a stock split, reorganization or recapitalization.

Payment Upon Exercise of Options

      Payment for shares purchased by exercising an Option is to be made by cash or check, or by any other means which the Board of Directors determines are consistent with the purposes of the 1999 Option Plan and with applicable laws and regulations.

Term of Options

      The term of an Option cannot exceed ten years, and in the case of an optionee who owns 10% or more of the outstanding Common Stock, cannot exceed five years.

Termination of Employment

      Individual option agreements generally will provide that the Options will expire upon termination of employment except that (i) in the case of termination that is not for cause or otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the Option will be exercisable for three months after termination to the same extent that it was exercisable prior to termination, (ii) in the case of termination due to disability, the Option will be exercisable for one year after termination (or within such lesser period as may be specified in the applicable option agreement) to the same extent that it was exercisable prior to termination, and
(iii) in the case of death while in the employ of the Company or, within the three-month period referred to in clause (i), the Option will be exercisable for one year after death (or within such lesser period as may be specified in the applicable option agreement). After the death of an optionee, the Option is exercisable by the legal representative of the optionee or by the person that acquired the Option by reason of the death of the Optionee.

Non-Transferability of Options

      Options are not transferable by the optionee except by will or by the laws of descent and distribution. The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by the Commission's regulations.

Effective Date

      The 1999 Option Plan became effective when adopted by the Board of Directors, but no Incentive Option granted under the plan shall become exercisable unless and until the plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board of Director's adoption of the plan, no options previously granted under the plan shall be deemed to be Incentive Options and no Incentive Options shall be granted thereafter.

Duration of the 1999 Option Plan

      The 1999 Option Plan will terminate automatically and no Options may be granted after ten years have elapsed from the date the 1999 Option Plan was approved by the Company's Board of Directors. The 1999 Option Plan may be terminated at any prior time by the Board of Directors. Termination of the 1999 Option Plan will not affect Options that were granted prior to the termination date.

Amendments or Modifications

      The 1999 Option Plan may be amended or modified from time to time by the Company's Board of Directors, subject to any required regulatory approval. However, if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

Certain Federal Income Tax Consequences

      The following summary outlines certain federal income tax consequences of the 1999 Option Plan to the Company and participants under present law.

Incentive Options

      A participant will not recognize income for federal income tax purposes upon the grant of an Incentive Option. A participant also will not be taxed on the exercise of an Incentive Option, provided that the Common Stock acquired upon exercise of the Incentive Option is not sold by the participant within two years after the Option was granted and one year after the Option is exercised (the "required holding period").

      However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of the Incentive Option and the fair market value of the Common Stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The participant is required to include such amount in AMT income in such year and to compute the tax basis of the shares so acquired in the same manner as if a Non-Qualified Option had been exercised, including the availability of a Section 83 election (discussed below). Whether a participant will be liable for AMT in the year the Incentive Option is exercised will depend on the participant's particular tax circumstances. AMT paid in such year will be allowed as a credit to the extent regular tax exceeds AMT in subsequent years.

      On a sale, after the required holding period, of Common Stock that was acquired by exercising an Incentive Option, the difference between the participant's tax basis in the Common Stock and the amount received in the sale is taxed as long-term capital gain or loss.

      If Common Stock acquired upon the exercise of an Incentive Option is disposed of by the participant during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the amount realized on such disposition (up to the fair market value of the Common Stock on the exercise date) over (ii) the exercise price, will be taxed to the participant as ordinary income. If a participant pays the exercise price of an Incentive Option by delivering Common Stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period of such Common Stock, the participant is treated as making a disqualified disposition of the Common Stock so delivered.

      The Code puts a $100,000 limit on the value of stock subject to Incentive Options that first become exercisable in any one year, based on the fair market value of the underlying Common Stock on the date of grant. To the extent Options exceed this limit, they are taxed as Non-Qualified Options.

Non-Qualified Options

      A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the Option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares.

      However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act, an "Insider"),
(ii) does not make a Section 83 election and (iii) receives shares upon the exercise of a Non-Qualified Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or
(b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Option is granted, in the case of an "in-the-money" Option). If the participant makes a Section 83 election, income is not deferred. Rather, income is recognized on the date of exercise of the Non-Qualified Option in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. A Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an Option is exercised.

      A participant's tax basis in shares received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

      If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. The exercise of the Non-Qualified Option is taxed however, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

      If a participant receives shares upon the exercise of a Non-Qualified Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

Deduction by the Company

      The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition, provided that such amount constitutes an ordinary and necessary business expense of the Company, is reasonable in amount and is not disallowed by Section 162(m) of the Code (discussed above).

      The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the Company satisfies any tax reporting obligation that it has with respect to such income.

Required Affirmative Vote

      Approval of the adoption of the 1999 Option Plan requires the approval of holders representing a majority of shares represented in person or by proxy entitled to vote at the Meeting, excluding votes of holders of Common Stock beneficially owned by insiders of the Company (and their associates) who may receive Common Stock in connection with the 1999 Option Plan. The Company believes that the number of shares of common stock beneficially owned by such insiders and their associates as at May 21, 1999 is approximately 3,586,000. For the purposes hereof, the terms "insider" and "associate" have the respective meanings ascribed thereto by the Securities Act (Ontario), except that the term "insider" does not include a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company.

      The Board of Directors believes that the proposal is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the adoption of the 1999 Option Plan as set forth in this Proposal II.

                 PROPOSAL III: SELECTION OF INDEPENDENT AUDITORS

      Ernst & Young LLP has acted as the independent auditors of the Company since 1996, and has acted in such capacity in connection with the preparation of the Company's audited consolidated financial statements for the year ended December 31, 1998 and the report contained therein, which is included in the Company's Annual Report to Stockholders accompanying this Proxy Statement. As independent auditors for the Company, Ernst & Young LLP is responsible for auditing the accounts of the Company and providing other audit and accounting services to the Company in connection with filings with the Commission and the TSE.

      In April 1999, the Board of Directors and the Audit Committee approved management's appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999. The stockholders are being asked to approve the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999 and to authorize the Board of Directors to fix their remuneration. A representative of Ernst & Young LLP is expected to be present at the Meeting and available to respond to appropriate questions. Such representative also will have the opportunity, if desired, to make a statement to the stockholders.

Required Affirmative Vote

      Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999 requires the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Meeting. The Board of Directors unanimously recommends that the stockholders vote FOR Proposal III.

                         YEAR 2000 STOCKHOLDER PROPOSALS

      Stockholder proposals requested to be included in the Company's Proxy Statement for the Year 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 10 Edison Street East, Amityville, New York 11701 (Attn: Corporate Secretary), prior to January 26, 2000. The Board of Directors will review any stockholder proposals that are received in accordance herewith and will determine whether such proposals meet applicable criteria for inclusion in the Company's Proxy Statement for the year 2000 Annual Meeting.

      Holders of common stock desiring to have proposals submitted for consideration at any future meeting of stockholders should review the applicable rules and regulations of the Commission with respect to submitting such proposals.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters that are to be presented for consideration at the Meeting. Should any other matters properly come before the Meeting, the persons named in the accompanying proxy or their substitutes will vote such proxies on behalf of the stockholders they represent in accordancewith their best judgment.

                             SOLICITATION OF PROXIES

      Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its stockholders in connection with the Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed by the Company for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                             ADDITIONAL INFORMATION

      The Company will make available to any stockholder, without charge, upon a written request therefor, copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. Any such request should be directed to Technology Flavors & Fragrances, Inc., Attention: Joseph A. Gemmo, Vice President and Chief Financial Officer, at 10 Edison Street East, Amityville, New York 11701.

                                            FOR THE BOARD OF DIRECTORS


                                            /s/ Joseph A. Gemmo

                                            Joseph A. Gemmo

                                            Secretary

Amityville, New York

May 27, 1999

                                                                       Exhibit A

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                             1999 STOCK OPTION PLAN

1. Purpose

      The purpose of this plan (the "Plan") is to secure for TECHNOLOGY FLAVORS & FRAGRANCES, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors (who are also either employees or officers) of the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan). The Plan is also designed to attract and retain other persons who will provide services to the Company.

2. Type of Options and Administration

      (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors (the "Board") of the Company (or a committee designated by the Board) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code ("Non-Qualified Options").

      (b) Administration. The Plan will be administered by the Board or by a committee consisting of two or more directors appointed by the Board (the "Committee"), in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. If the Board determines to create a Committee to administer the Plan, the delegation of powers to the Committee shall be consistent with applicable laws or regulations. The Board or Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3. Eligibility

      Options may be granted to persons who are, at the time of grant, employees, officers or directors (who are also either employees or officers) of the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code, provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). Options may also be granted to other persons, provided that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine. Notwithstanding the foregoing, no options will be granted to any person under this Plan if as a result of such grant the number of shares of Common Stock of the Company reserved for issuance to such person pursuant to (i) options granted under the Plan and (ii) any other share compensation with the Company, exceeds 5% of the number of shares of Common Stock of the Company then issued and outstanding.

4. Stock Subject to Plan

      The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,000,000. If an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5. Forms of Option Agreements

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and the requirements of The Toronto Stock Exchange (to the extent such requirements are binding upon the Company) as may be approved by the Board. Such option agreements may differ among recipients.

6. Purchase Price

      (a) General. The purchase price per share of stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, provided, however, that in the case of an Incentive Stock Option or Non-Qualified Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for purposes of the Plan shall mean the closing price of a share of the Common Stock on The Toronto Stock Exchange (or, if such shares are not traded thereon, the principal securities exchange on which such shares are traded) on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations.

7. Exercise Option Period

      Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than ten (10) years after the date on which the option is granted.

8. Exercise of Options

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board may
(i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9. Nontransferability of Options

      No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.

10. Effect of Termination of Employment or Other Relationship

      Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee (to the extent such option is then exercisable) but in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determination shall be final and conclusive and binding upon the optionee.

11. Incentive Stock Options

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual.

            (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

            (ii) the option exercise period shall not exceed five (5) years from the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

      (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

            (i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable, provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three (3) month period shall be treated as the exercise of a non-statutory option under the Plan,

            (ii) if the optionee dies while in the employ of the Company, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable, and

            (iii) if the optionee becomes disabled (within the meaning of
                  Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable.

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions

      (a) Additional Option Provisions. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, provided, that such additional provisions shall not be inconsistent with the requirements of The Toronto Stock Exchange governing employee stock option and purchase plans or with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) Acceleration, Extension, Etc. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("the Exchange Act") (if applicable to such option).

13. General Restrictions

      (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

      (b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Stockholder

      The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

15. Adjustment Provisions for Recapitalization, Reorganization and Related Transactions

      (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (A) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable to such option), or (B) would be considered as the adoption of a new plan requiring stockholder approval.

      (b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

            (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of shares purchased pursuant to such offer;

            (ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board were an election held on such date;

            (iii) the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

            (iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:

                  (A) the merger or consolidation of the Company with another corporation (x) where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

                  (B) The sale or other disposition of all or substantially all the assets of the Company.

      (c) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

      (a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, provided that after the merger, transfer or acquisition the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof) that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Board or Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

      (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

17. No Special Employment Rights

      Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

19. Amendment, Modification or Termination of the Plan

      (a) Subject to the prior consent of the Toronto Stock Exchange (to the extent it is required), the Board may at any time modify, amend or terminate the Plan provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board may not effect such modification or amendment without such approval.

      (b) The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the requirements of The Toronto Stock Exchange governing employee stock option and purchase plans (to the extent such requirements are binding upon the Company) or with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. Withholding

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, or (ii) delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two
(2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

21. Cancellation and New Grant of Options, etc.

      Subject to the prior consent of The Toronto Stock Exchange (to the extent such consent is required), the Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees the (i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options, or (ii) amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Duration of the Plan

      (a) Effective Date. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board and amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; provided however, that such termination will not affect any options granted prior to termination of the Plan.

23. Provision for Foreign Participants

      The Board may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rule, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24. Governing Law

      The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

                                      PROXY
                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                  Solicited on Behalf of the Board of Directors

                   Annual and Special Meeting of Stockholders
                                  June 24, 1999

            The undersigned hereby appoints Philip Rosner and A. Gary Frumberg (with full power to act without the other and with power to appoint his substitute), as the undersigned's proxy to vote all of the undersigned's shares of Common Stock of TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual and Special Meeting of Stockholders of the Company (the "Meeting") to be held at the executive corporate offices of Fleet Bank, 330 Broad Hollow Road, Melville, New York 11747, on June 24, 1999 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

I.   ELECTION OF DIRECTORS   |_| FOR all nominees listed below (except as
                                 marked to the contrary below)

                             |_| AGAINST

                             |_| ABSTAINING

                             |_| WITHOUT AUTHORITY to vote for all
                                 nominees listed below

PHILIP ROSNER, A. GARY FRUMBERG, SEAN DESON, WERNER F. HILLER and IRWIN D. SIMON

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.)

--------------------------------------------------------------------------------

II.   To approve the adoption of the Company's 1999 Stock Option Plan.

  |_| FOR    |_| AGAINST       |_| ABSTAINING      |_| WITHOUT AUTHORITY TO VOTE

--------------------------------------------------------------------------------

III. To ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the year ending December 31, 1999, and to authorize the Board of Directors to fix their remuneration.

  |_| FOR    |_| AGAINST       |_| ABSTAINING      |_| WITHOUT AUTHORITY TO VOTE

--------------------------------------------------------------------------------

IV. In their discretion, to transact such other business as may properly come before the Meeting and any and all adjournments thereof.

--------------------------------------------------------------------------------

      The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of all the nominees listed in Item I and FOR Proposals II and III.

      If any amendments or variations to the matters referred to above or to any other matters identified in the Notice of Meeting are proposed at the Meeting or any adjournments thereof, or if any other matters which are not now known to management should properly come before the Meeting or any adjournments thereof, this Proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

      The undersigned hereby acknowledges receipt of the Notice of Annual and Special Meeting of Stockholders to be held on June 24, 1999, the Proxy Statement of the Company, dated May 27, 1999, the accompanying form of Proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1998, each of which is enclosed herewith.

      The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore delivered by the undersigned in connection with the Meeting.

                              A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM AND TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE ANNUAL AND SPECIAL MEETING OTHER THAN THE NOMINEES DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE.

                              Dated
                                     -------------------------------------------


                                     -------------------------------------------
                                                   Signature


                                     -------------------------------------------
                                           Signature, if held jointly


                                     -------------------------------------------
                                               Title (if applicable)

                              Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give your full title. In the case of a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by an authorized person.